UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 7, 2014

GENTIVA HEALTH SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-15669	36-4335801
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3350 Riverwood Parkway, Suite 1400, Atlanta, Georgia	30339-3314
(Address of principal executive offices)	(Zip Code)

(770) 951-6450
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) and (c) On May 7, 2014, following the Annual Meeting of Shareholders of Gentiva Health Services, Inc. (the “Company”), the Company’s Board of Directors elected and promoted David A. Causby to the office of President and Chief Operating Officer, effective immediately. Mr. Causby, age 42, has served as Executive Vice President and Chief Operating Officer of the Company since October 2013. He served as senior vice president and president, home health division, of the Company from May 2011 to October 2013, and he served as senior vice president of operations for the home health division from 2008 to May 2011. He previously held various positions with the Company, including vice president of operations for the home health division and vice president of operations for the western region and the Carolinas region. He joined The Healthfield Group, Inc. in 2003 as assistant vice president for the Carolinas prior to its acquisition by the Company. Mr. Causby’s annual base salary will remain at $550,000. Mr. Causby is also a participant in the Company’s Executive Officers Bonus Plan and 2004 Equity Incentive Plan and is a party with the Company to a Change in Control Agreement, Severance Agreement and Indemnification Agreement, all as described in the Company’s Annual Proxy Statement filed with the Securities and Exchange Commission on March 25, 2014.

Effective May 7, 2014, Tony Strange, who served as the Company’s Chief Executive Officer and President, will no longer serve as President, but will continue to serve as the Company’s Chief Executive Officer.

A press release, dated May 13, 2014, announcing Mr. Causby’s election and appointment as President and Chief Operating Officer is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Shareholders on May 7, 2014. The following is a summary of the final voting results for each matter presented to shareholders at such Annual Meeting:

Proposal No. 1 – Election of Directors

The following individuals were elected as directors to serve until the 2015 Annual Meeting of Shareholders by votes as follows:

Nominees	For	Against	Abstain	Broker Non-Votes
Robert S. Forman, Jr.	29,036,307	441,633	18,312	2,531,353
Victor F. Ganzi	27,790,228	1,688,712	17,312	2,531,353
R. Steven Hicks	28,414,040	1,064,996	17,216	2,531,353
Philip R. Lochner, Jr.	29,026,338	452,678	17,236	2,531,353
Stuart Olsten	27,790,373	1,687,411	18,468	2,531,353
Sheldon M. Retchin	29,034,737	444,280	17,235	2,531,353
Tony Strange	29,005,135	454,657	36,460	2,531,353
Raymond S. Troubh	27,578,250	1,900,610	17,392	2,531,353
Rodney D. Windley	28,482,780	996,058	17,414	2,531,353

Proposal No. 2 – Ratification of Appointment of Independent Registered Public Accounting Firm

The proposal to ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for its 2014 fiscal year was approved by votes as follows:

For	Against	Abstain	Broker Non-Votes
31,905,199	106,032	16,374	0

Proposal No. 3 – Non-Binding Advisory Vote on the Compensation of Named Executive Officers

The proposal to approve, by a non-binding advisory vote, the compensation of the Company’s named executive officers disclosed in the Company’s 2014 proxy statement was approved, and the votes were as follows:

For	Against	Abstain	Broker Non-Votes
21,594,249	6,243,343	1,658,660	2,531,353

Item 9.01	Financial Statements and Exhibits.

(d) The following exhibit is filed with this Current Report on Form 8-K:

Exhibit No.	Description

99.1	Press release dated May 13, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENTIVA HEALTH SERVICES, INC.

/s/ John N. Camperlengo
John N. Camperlengo Senior Vice President, General Counsel and Secretary

Date: May 13, 2014

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated May 13, 2014

5